UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022 (December 5, 2022)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	033-90866	25-1615902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Isabella Street Pittsburgh, Pennsylvania	15212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 825-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	WAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Executives; Election of Directors; Appointment of Certain Executives; Compensatory Arrangements of Certain Executives.

Westinghouse Air Brake Technologies Corporation (the “Company”) entered into Severance and Employment Continuation Agreements (each, a Continuation Agreement and collectively, the “Continuation Agreements”) with the following individuals who are the Company’s named executive officers from its most recent proxy statement (each, an “Executive”) effective December 5, 2022:

Rafael Santana	President and Chief Executive Officer
John Olin	Executive Vice President and Chief Financial Officer
David DeNinno	Executive Vice President, General Counsel and Secretary
Pascal Schweitzer	President, Freight Services Group
Eric Gebhardt	Executive Vice President and Chief Technology Officer

Each of Messrs. Santana, Olin, and DeNinno previously entered into a Continuation Agreement with the Company providing for potential severance payments for termination of employment in connection with a change in control of the Company.  In addition, Mr. Santana entered into a Severance Agreement with the Company dated May 6, 2020, providing for potential severance payments for termination of employment other than in connection with a change in control of the Company.  The new Continuation Agreements supersede and replace in their entirety these prior agreements. The severance payments and benefits under the Continuation Agreements will also be in lieu of any severance payments and benefits under any severance plans of the Company, provided that any more favorable equity vesting provisions included in award agreements will control.

The Continuation Agreements, which have an indefinite term, provide that each Executive will receive severance payments and certain benefits in the event of the Executive’s termination by the Company without cause (as defined in the Continuation Agreements) or by the Executive for good reason (as defined in the Continuation Agreements). The severance payments and benefits payable to each Executive upon such termination of employment will vary based on whether or not the termination of employment occurs during the period from the date of a change in control (as defined in the Continuation Agreements) through the second anniversary of such date (the “Change in Control Period”).

If such termination of employment does not occur during a Change in Control Period, the severance payments and benefits will be as follows:

•
a lump sum cash severance payment equal to: (A) for Mr. Santana, two times the sum of his base salary and target annual bonus; and (B) for each of the other Executives, the sum of (1) the Executive’s base salary plus 1/52 of the Executive’s base salary for each full year of the Executive’s service with the Company and (2) the Executive’s target annual bonus; provided that the amount in clause (1) will not exceed one and one-half times the Executive’s base salary (the “Cash Severance Payment”);

•
a lump sum payment equal to: (A) for Mr. Santana, twenty-four times the full monthly premium cost to the Company of group medical, dental, vision, life, and long-term disability coverage for Mr. Santana; and (B)   for each of the other Executives, the Company’s portion of the monthly premium cost of the Executive’s medical, dental and vision coverage multiplied by the number of full months of base salary that is represented by the base salary in the Severance Payment described above (the “Benefits Payment”);

•
a pro rata portion of the Executive’s annual bonus for the year in which the termination date occurs based on actual performance of the Company and the number of days the Executive is employed during such year, payable at the same time and on the same terms as annual bonuses paid to other executives of the Company (the “Pro-Rated Annual Bonus”);

•	a lump sum payment equal to: (A) $100,000 for Mr. Santana; and (B) $50,000 for each of the other Executives, for transition cost assistance (the “Transition Payment”); and

•
certain minimum equity vesting requirements as follows: for Mr. Santana, full vesting, and for each of the other Executives, pro rata vesting (based on the portion of the vesting period that has elapsed as of the termination date of all Post-2021 Equity Grants (as defined in the Continuation Agreements)), subject to actual performance results for the full performance period for any awards with performance-based vesting conditions, and provided that any such vested grants that are options or stock appreciation rights will remain exercisable for three years or until the end of the applicable term, if earlier.

If such termination of employment occurs during a Change in Control Period, the severance payments and benefits will be similar to those described above but in some cases in larger amounts, as follows:

•	the Cash Severance Payment will be equal to the sum of the Executive’s base salary and target annual bonus multiplied by (A) for Mr. Santana, three; and (B) for each of the other Executives, two;

•	the Benefits Payment will be equal to the applicable monthly benefits cost described above multiplied by (A) for Mr. Santana, thirty-six; and (B) for each of the other Executives, twenty-four;

•	the Pro-Rated Annual Bonus;

•	the Transition Payment; and

•
the minimum equity vesting provisions described above for Post-2021 Equity Grants, except the vesting for both Mr. Santana and the other Executives will be full, rather than prorated, performance-vesting awards will have performance goals deemed achieved at maximum levels, and the awards in all cases will be subject to the provisions of the Company’s Stock Incentive Plan regarding treatment of awards upon a change in control of the Company (i.e., depending on whether awards are assumed or replaced by the buyer in the transaction).

The severance payments and benefits are conditioned on the Executive signing and not revoking a general release of claims.

In the event of any termination of employment, the Executive will receive any earned and unpaid base salary through the date of termination, any unpaid annual incentive bonus payable with respect to a prior fiscal year, any unpaid reimbursements due to the Executive, any accrued but unused personal time off days, and any vested and non-forfeitable employee benefits payable under the terms and conditions of the applicable plan or award agreement (the “Accrued Obligations”).  If, at any time, the Executive’s employment is terminated by the Company for cause, due to death or disability, or by the Executive’s voluntary resignation other than for good reason, the Executive will receive only the Accrued Obligations, except that in case of termination due to death or disability, the Executive will also receive the Pro-Rated Annual Bonus and full vesting of equity awards (subject to performance results for any performance-vesting awards).

Any amounts paid to an Executive under a Continuation Agreement will be reduced to the maximum amount that can be paid without being considered an excess parachute payment under Internal Revenue Code Section 280G and subject to the excise tax under Internal Revenue Code Section 4999, but only if the net after-tax benefit of the reduced amount to the Executive is higher than the net after-tax benefit of the unreduced amount.

Mr. Santana’s Continuation Agreement also specifies that his annual base salary will not be less than $1,250,000 and that his target annual bonus will not be less than 160% of his base salary.

The Continuation Agreements contain restrictive covenants, including non-competition and non-solicitation covenants during the Executive’s employment and for the one-year period following the Executive’s termination date, and confidentiality and non-disparagement covenants.

The foregoing summary of the Continuation Agreements does not purport to be complete and is qualified in its entirety by reference to the Continuation Agreements. A copy of the form of Continuation Agreement for Mr. Santana is attached as Exhibit 10.1 to this Current Report on Form 8-K, and a copy of the form of Continuation Agreement for the other Executives is attached as Exhibit 10.2 to this Current Report on Form 8-K.  The terms of such Continuation Agreements are incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Continuation Agreement for Rafael Santana
10.2	Form of Continuation Agreement for Executives other than Rafael Santana

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2022	WESTINGHOUSE AIR BRAKE
TECHNOLOGIES CORPORATION

	By:	/s/ David L. DeNinno
		Name:	David L. DeNinno
		Title:	Executive Vice President and General Counsel